SOUTHWEST GEORGIA FINANCIAL CORPORATION

                       KEY INDIVIDUAL STOCK OPTION PLAN



                                March 19, 1997




                                 Introduction


      The purpose of the Plan is to promote the long-term success of Southwest Georgia Financial Corporation (the "Company") and its subsidiaries by providing financial incentives to key individuals who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to associate with the Company and its subsidiaries, to encourage key individuals to acquire a proprietary interest in the Company and to continue their employment with the Company or its subsidiaries, and to render superior performance during such employment.

      This Plan was adopted by the Board of Directors of the Company and will become effective on March 19, 1997 provided that it is approved by the Shareholders of the Company within twelve months of the adoption of the Plan by the Board of Directors. Any options granted under this Plan shall be subject solely to the provisions of this Plan.




                               Table of Contents

                                                                          Page

ARTICLE I.    DEFINITIONS; MAXIMUM SHARES . . . . . . . . . . . . . . . . .  1

              1.1  Definitions  . . . . . . . . . . . . . . . . . . . . . .  1

              1.2  Maximum Shares Limitation  . . . . . . . . . . . . . . .  3

              1.3  Administration of the Plan . . . . . . . . . . . . . . .  3

              1.4  Eligibility for Awards . . . . . . . . . . . . . . . . .  4

              1.5  Effective Date and Duration of Plan  . . . . . . . . . .  4



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ARTICLE II.   STOCK OPTIONS . . . . . . . . . . . . . . . . . . . . . . . .  5

              2.1  Grant of Options . . . . . . . . . . . . . . . . . . . .  5

              2.2  Option Requirements  . . . . . . . . . . . . . . . . . .  5

              2.3  Incentive Stock Option Requirements  . . . . . . . . . .  6




ARTICLE III.  GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . .  6

              3.1  Adjustment Provisions  . . . . . . . . . . . . . . . . .  6

              3.2  Additional Conditions  . . . . . . . . . . . . . . . . .  7

              3.3  No Rights as Shareholder or to Employment  . . . . . . .  7

              3.4  Legal or Other Restrictions  . . . . . . . . . . . . . .  7

              3.5  Rights Unaffected  . . . . . . . . . . . . . . . . . . .  8

              3.6  Withholding Taxes  . . . . . . . . . . . . . . . . . . .  8

              3.7  Choice of Law  . . . . . . . . . . . . . . . . . . . . .  8

              3.8  Amendment, Suspension and Termination of Plan  . . . . .  9



                                   ARTICLE I

                          DEFINITIONS: MAXIMUM SHARES
                    LIMITATION; ADMINISTRATION; ELIGIBILITY


1.    Definitions

      Unless the context clearly indicates otherwise, for purposes of this Plan the following terms have the respective meanings set forth below:

      (a) "Board of Directors" means the Board of Directors of Southwest Georgia Financial Corporation

      (b)   "Change in Control" means:
            (1)    the acquisition, directly or indirectly, by any "person"
                  (excluding any "person" who on the date of adoption of the Plan owns or controls 10% or more of the voting power of the Company's Common Stock), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, within any twelve month period, of securities of the Company representing an aggregate of 25% or more of the combined voting power of the Company's then outstanding securities provided, that for purposes of this definition, "acquisition" shall not include shares which are received by a person through gift, inheritance, under a will or otherwise through the laws of descent and distribution;
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            (2)    during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period;

            (3) the sale of all or substantially all of the assets of the Company; or

            (4)   the liquidation of the Company.

            The Committee may expand or restrict the events which constitute a "Change in Control" for purposes of all or a portion of the Options covered by a particular option Agreement.

      (c)   "Code" means the Internal Revenue Code of 1986, as amended.

      (d) "Committee" means the personnel committee of the Board of Directors, or such other committee as designated by the Board of Directors.

      (e) "Common Stock" means the common stock of Southwest Georgia Financial Corporation, par value $1.00 per share, or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 3.1 hereof.

      (f) "Company" means Southwest Georgia Financial Corporation, a Georgia corporation, and any successor thereto.

      (g) "Employer" means the Company, and also means any corporation of which a majority of the voting capital stock is owned directly or indirectly by the Company or any of its subsidiaries which is an Employer hereunder, and any other corporation designated by the Committee as being an Employer hereunder (but only during the period of such ownership or designation).

      (h) "Fair Market Value" of a share of Common Stock on any particular date means (1) if the Common Stock is not then traded on a national stock exchange or the NASDAQ National Market, the mean between the closing composite inter-dealer "bid" and "ask" prices for Common Stock, as quoted by NASDAQ (i) on such date, or (ii) if no "bid" and "ask" prices are quoted on such date, then on the next preceding date on which such prices were quoted; or (2) if the Common Stock is then traded on a national stock exchange or the Nasdaq National Market, the closing price on such date of a share of the Common Stock as traded on the largest stock exchange on which it is then traded; or (3) if the Common Stock is not then traded under either (1) or (2) above, the fair market value as determined in good faith by the Committee giving consideration to all relevant factors.

      (i) "Grant Date," as used with respect to a particular option, means the date as of which such Option is granted by the Committee pursuant to the Plan.

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      (j)   "Grantee" means the key employee or Director of the Employer to whom an Option is granted by the Committee pursuant to the Plan.

      (k) "Incentive Stock Option" means an Option that qualifies as an incentive stock option as described in Section 422 of the Code.

      (l) "Nonqualified Stock Option" means any Option granted under this Plan, other than an Incentive Stock Option.

      (m)   "Option" means an Option granted by the Committee pursuant to
            Article II to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Nonqualified Stock Option, as provided in Section 2.1 hereof.

      (n) "Option Agreement" means the agreement between the Company and a Grantee under which the Grantee is granted an Option pursuant to the Plan.

      (o) "Option Period" means, with respect to any Option granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth annual anniversary of the Grant Date, as the Committee, in its sole discretion, shall determine and during which the Option may be exercised.

      (p) "Plan" means the Southwest Georgia Financial Corporation Key Individual Stock Option Plan, as set forth herein and as amended from time to time.

      (q) "Retirement," as applied to a Grantee, means the Grantee's termination of employment at a time when he qualifies for early or normal retirement under the Company's Pension Retirement Plan, or the successor or replacement of such Plan if it is then no longer in effect, or under any other retirement plan maintained or adopted by the Company which is determined by the Committee to be the functional equivalent of such Plan or, in the case of a director, a Grantee's retirement from the Board..

       (r) "Total and Permanent Disability," as applied to a Grantee, means that the Grantee (1) has established to the satisfaction of the Committee that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and (2) has satisfied any requirement imposed by the Committee in regard to evidence of such Total and Permanent Disability.

1.2   Maximum Shares Limitation

      (a) The maximum number of shares of Common Stock with respect to which Options may be granted under this Plan shall not exceed 150,000 shares of Common Stock, subject to possible adjustments in accordance with Section 3.1.

      (b) Any shares of Common Stock to be delivered by the Company upon the exercise of options shall, at the discretion of the Board of Directors, be issued from the Company's authorized but unissued
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            shares of Common Stock or be transferred from any available treasury stock.

      (c) In the event that any Option expires or otherwise terminates prior to being fully exercised, the Committee may grant new Options hereunder to any eligible Grantee for the shares with respect to which the expired or terminated Option was not exercised.

1.3   Administration of the Plan

      (a) The Plan shall be administered by the Committee which shall have the discretionary authority:

            (1) To determine those key individuals to whom, and the times at which, Options shall be granted and the number of shares of Common Stock to be subject to such option, taking into consideration the nature of the services rendered (or to be rendered) by the particular individual, the individual's potential contribution to the long-term success of the Employer, and such other factors as the Committee in its discretion shall deem relevant;

            (2) To interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

            (3) To prescribe the terms and conditions of the Option Agreements for the grant of Options (which need not be identical) in accordance and consistent with the requirements of the Plan; and

            (4) To make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.

      (b) All decisions and determinations of the Committee in the administration of the Plan and on questions or other matters concerning the Plan or any Option shall be final, conclusive and binding on all persons, including, without limitation, the Company, the shareholders and directors of the Company and any persons having any interest in any options which may be granted under the Plan. The Committee shall be entitled to rely in reaching its decisions on the advice of counsel (who may be counsel to the Company).

1.4   Eligibility for Awards

      The Committee shall in accordance with Articles II and III designate from time to time the key individuals and directors of the Employer who are to be granted Options.

1.5   Effective Date and Duration of Plan

      The Plan shall become effective on March 19, 1997; provided, that any grant of Options under the Plan prior to approval of the Plan by the shareholders of the Company is subject to such shareholder approval within twelve months of adoption of the Plan by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan (but not any then outstanding Options which have not yet expired or otherwise terminated) shall terminate on the tenth (10th) annual anniversary of
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
      its adoption by the Board of Directors.

                                  ARTICLE II
                                 STOCK OPTIONS
2.1   Grant of Options

      The Committee may from time to time, subject to the provisions of the Plan, grant Options to key individuals and directors of the Employer under appropriate Option Agreements to purchase shares of Common Stock up to the maximum number of shares of Common Stock set forth in Section 1.2(a). The Committee may designate any Option (or portion thereof) which satisfies the requirements of Section 2.3 hereof as an Incentive Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option (or that otherwise fails to be treated as an Incentive Stock Option) shall be a Nonqualified Stock Option. A Nonqualified Stock Option must satisfy the requirements of Section 2.2 hereof, but shall not be subject to the requirements of Section 2.3.

2.2   Option Requirements

      (a) An Option shall be evidenced by an Option Agreement specifying the number of shares of Common Stock that may be purchased by its exercise and containing such other terms and conditions consistent with the Plan as the Committee shall determine to be applicable to that particular option.

      (b)   No Option shall be granted under the Plan on or after the tenth
            (10th) annual anniversary of the date upon which the Plan became effective.

      (c) No Option shall be exercisable during the first six (6) months commencing on the Grant Date, except (A) in the event of a Change in Control (as defined in Section 1.1(b)), or (B) in the event the Committee in its sole discretion, otherwise determines and specifies in the applicable Option Agreement.

      (d) An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter. The Committee may provide in the Option Agreement for the expiration or termination of the Option prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.

      (e) The option price per share of Common Stock for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date. A Nonqualified Stock Option may, in the discretion of the Committee, be granted at a price less than the Fair Market Value of a share of Common Stock on the Grant Date.

      (f) An Option shall not be transferable other than by will or the laws of descent and distribution. During the lifetime of the Grantee, an Option shall be exercisable only by the Grantee, or if the Grantee is disabled, by his duly appointed guardian or legal representative. Upon his death, but only to the extent that such Option is otherwise exercisable hereunder, an Option may be exercised by the Grantee's legal representative or by a person who receives the right to exercise such Option under the Grantee's
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
            will or by the applicable laws of descent and distribution.

      (g) Notwithstanding the Option Period applicable to an option granted hereunder and except as otherwise provided in the Option Agreement, such Option, to the extent that it has not previously been exercised, shall terminate upon the earliest to occur of:
            (1) the expiration of the applicable Option Period as set forth in the Option Agreement granting such Option, (2) the expiration of three months after the Grantee's Retirement, (3) the expiration of one year after the Grantee ceases to be an employee or director of the Employer due to Total and Permanent Disability, (4) the expiration of two years after the Grantee ceases to be an employee or director of the Employer due to the death of the Grantee or such later time as may be approved by the Committee, or (5) the date that a Grantee terminates employment or a directorship with the Employer for any reason other than Retirement, Total and Permanent Disability, or death.

      (h) A person electing to exercise an Option shall give written notice of such election to the Company, in such form as the Committee may require, accompanied by payment in the manner determined by the Committee, of the full purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option.

2.3   Incentive Stock Option Requirements

      (a) An Option designated by the Committee as an Incentive Stock Option is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code, and shall satisfy, in addition to the conditions of Section 2.2 above, the conditions set forth in this Section 2.3.

      (b) An Incentive Stock Option shall not be granted to an individual who, on the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the Committee provides in the Option Agreement with any such individual that the option price per share of Common Stock will not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and that the Option Period will not extend beyond five years from the Grant Date.

      (c) The aggregate Fair Market Value (determined on the Grant Date) of the shares of Common Stock with respect to which such Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all such plans maintained by the Company) shall not exceed $100,000.

                                 ARTICLE III
                              GENERAL PROVISIONS
3.1   Adjustment Provisions

      (a)   In the event of:

            (1)   any dividend payable in shares of Common Stock,
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            (2)   any recapitalization, reclassification, split-up or
                  consolidation of, or other change in, the Common Stock, or

            (3) an exchange of the outstanding shares of Common Stock, in connection with a merger, consolidation or other reorganization of or involving the Company or a sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation, then the Committee shall, in such manner as it shall determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options and/or the purchase price per share which must be paid thereafter upon exercise of any Option. Any such adjustments made by the Committee shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the shareholders and directors of the Company and any persons having any interest in any Options which may be granted under the Plan.

      (b) Except as provided in paragraph (a) immediately above, issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the Options.

3.2   Additional Conditions

      Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or the Company may impose.

3.3   No Rights as Shareholder or to Employment

      No Grantee or any other person authorized to purchase Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to any Option until such shares have been issued and delivered to the Grantee or any such person pursuant to the exercise of such Option. Furthermore, the Plan shall not confer upon any Grantee any rights of employment with the Employer, including, without limitation, any right to continue in the employ of the Employer, or affect the right of the Employer to terminate the employment of a Grantee at any time, with or without cause.

3.4   Legal or Other Restrictions

      If in the opinion of legal counsel for the Company the issuance or sale of any shares of Common Stock pursuant to the exercise of an option would not be lawful for any reason, including without limitation the inability of the Company to obtain from any governmental authority or regulatory body having jurisdiction the authority deemed necessary by such counsel for such issuance or sale, or such shares of Common Stock will not be listed on any national securities exchange or the Nasdaq National Market on which the Company's Common Stock is then listed, the Company shall not be obligated to issue or sell any Common Stock pursuant to the exercise of an Option to a Grantee or any other
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
      authorized person unless a registration statement that complies with the provisions of the Securities Act of 1933, as amended (the "Act"), in respect of such shares is in effect at the time thereof, or other appropriate action has been taken under and pursuant to the terms and provisions of the Act, applicable state securities laws or the regulations of such national securities exchange or the Nasdaq National Market. The Company agrees to use reasonable efforts to make, in the opinion of such counsel, the issuance or sale of shares of Common Stock pursuant to the exercise of an Option granted hereunder lawful and the Shares of Common Stock pursuant to the Option to be listed on the Nasdaq National Market or such national securities exchange, as the case may be, but the Company shall be under no obligation to prepare and file a registration statement or any other application or filing with the Securities and Exchange Commission, any state securities administrator, the Nasdaq National Market or any national securities exchange with respect to such shares.

3.5   Rights Unaffected

      The existence of the Options shall not affect: the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

3.6   Withholding Taxes

      As a condition of exercise of an Option, the Company or the Employer may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company or the Employer for any taxes which the Company or the Employer determines are required to be withheld in connection with the grant or any exercise of an Option.

3.7   Choice of Law

      The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Georgia.

      Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the Laws of the State of Georgia, without regard to the place where the act or omission complained of took place, the residence of any party to such action, or the place where the action may be brought or maintained.

3.8   Amendment, Suspension and Termination of Plan

      The Board of Directors may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that, unless approved by the holders of a majority of the total number of shares of Common Stock of the Company represented and entitled to vote at a meeting at which a quorum is present, no amendment shall be made to the Plan if such
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amendment would:

(a)   materially modify the eligibility requirements provided in Section 1.4;

(b) increase the total number of shares of Common Stock (except as provided in Section 3.1) which may be granted or awarded under the Plan as provided in Section 1.2;

(c)   extend the term of the Plan; or

(d) amend the Plan in any other manner in which the Board, in its discretion, determines should become effective only if approved by the shareholders (even if shareholder approval is not expressly required by the Plan or by law).


AS APPROVED BY THE BOARD OF DIRECTORS OF SOUTHWEST GEORGIA FINANCIAL CORPORATION on the 19th day of March, 1997.

                                    SOUTHWEST GEORGIA FINANCIAL CORPORATION


                                    By:  JOHN H. CLARK
                                    Title:  CHIEF EXECUTIVE OFFICER